UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2026

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

4295 Hamilton Mill Road, Suite 100, Buford, Georgia	30518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 209-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2026, the Registrant’s OmniMetrix, LLC subsidiary (“OmniMetrix”) entered into an Asset Purchase Agreement with Generator Solutions, Inc. (“Seller”), for the purchase of all of Seller’s assets used in its Gen-Tracker standby generator monitoring business. The transaction closed on September 9, 2026. The acquired assets include customer accounts, dealer relationships, trade names, trademarks, technology, accounts receivable and hardware inventory. The aggregate purchase price for the acquired assets was $3,500,000, of which $1,000,000 was paid at closing, $450,000 is to be paid on each of the first four anniversaries of the closing date, and $700,000 is to be paid on the fifth anniversary of the closing date. Also on September 9, 2026, as called for by the Asset Purchase Agreement, OmniMetrix entered into a lease agreement with an affiliate of Seller, as landlord, for commercial premises in Oakdale, Minnesota, for a term of one year at an annual rent of $108,000, payable at $9,000 per month.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of September, 2026.

ACORN ENERGY, INC.

By:	/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Chief Financial Officer